Exhibit 3.2

                                     BYLAWS
                                       of
                             COVENANT BANCORP, INC.
                           (A New Jersey Corporation)


                       Section 1. MEETINGS OF SHAREHOLDERS

     1.01 Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of New Jersey as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the principal office of the Corporation.

     1.02 Annual Meeting. The annual meeting of shareholders, for the election of directors and the transaction of any other business which may be brought before the meeting, shall be held, unless the Board of Directors shall fix some other hour or date therefor, on the fourth Tuesday in April in each year, if not a legal holiday under the laws of New Jersey, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of New Jersey. If for any reason such meeting is not held at the time fixed therefor, such election may be held at a subsequent meeting called for that purpose.

     1.03 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer, the President or the Board and shall be called by the President or Secretary at the request in writing of the holders of a majority of any class of shares of the Corporation issued and outstanding and entitled to vote at the meeting.


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     1.04 Notice of Meetings.  Notice of all meetings of  shareholders  shall be given to each shareholder of record entitled to vote at the meeting, at least ten days and not more than sixty days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case.

     1.05 Organization. At every meeting of the shareholders, the Chairman of the Board of Directors, or in his absence, the President, shall preside; and the Secretary, or in his absence, a person appointed by the President, shall act as secretary.

     1.06 Quorum. Except as otherwise required by statute or in the Certificate of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter.

     1.07 Voting. Except as otherwise specified herein or in the Certificate of Incorporation or provided by law, all matters shall be decided by a majority of the votes cast by the holder of shares entitled to vote thereon. In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.



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                              Section 2. DIRECTORS

     2.01 Number and Term of Office. The number of directors of the Corporation shall be no less than one and no more than twenty-five, as fixed from time to time by the Board of Directors, and the directors shall be divided into three classes as provided in the Certificate of Incorporation of the Corporation with the terms of one class expiring in each year. Each director in a given class shall hold office until the annual meeting of shareholders in which each class is up for election or until such director's successor is elected and has qualified.

     2.02 Resignations and Removal of Directors. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time of the Corporation's receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     The Board of Directors may remove any director for cause and may suspend any director from acting as director of the Corporation pending a final determination that cause exists for removal.

     Any directorship not filled at an annual meeting of shareholders and any vacancy in the Board of Directors, resulting from death, resignation, increase in the authorized number of directors or otherwise, may be filled for the unexpired term by a majority vote of the remaining directors in office, though less than a quorum of the Board, or by a sole remaining director.



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     2.03 Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board. Notice of such meetings need not be given. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board. At such meetings the directors may transact such business as may be brought before the meeting.

     2.04 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President, or at the request of three (3) or more directors, and shall be held at such time and place as shall be designated in the call for the meeting. Notice of the time, place, and date of each such special meeting shall be given, by or at the direction of the person or persons authorized to call such meeting, by telefacsimile, letter or in person.

     2.05 Organization. Every meeting of the Board of Directors shall be presided over by a Chairman chosen by a majority of the directors. The Secretary, or in his absence, a person appointed by the Chairman, shall act as secretary.

     2.06 Quorum; Voting. A majority of the entire board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.


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     2.07 Participation in Meetings.  One or more directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

                              Section 3. COMMITTEES

     The Board of Directors may, at any time and from time to time, appoint such standing committees and/or special committees, consisting of directors or others, to exercise such powers as the Board shall by resolution determine, except that no such committee shall have power (a) to elect or appoint any director, or remove any officer or director; (b) to make, alter or repeal any Bylaw; (c) to submit to shareholders any action that requires shareholders' approval, or (d) to amend or repeal any resolution of the Board which by its term is amendable or repealable only by the Board. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution. Each such committee shall keep regular minutes of each of its meetings and regularly report the same to the Board.

                               Section 4. OFFICERS

     4.01 Number. The officers of the Corporation shall be a President, a Chief Executive Officer (which may be the same as the President), a Secretary, a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.


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     4.02 Qualifications. The officers shall be natural persons of full age.

     4.03 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at any regular or special meeting of the Board and each shall serve at the pleasure of the Board.

     4.04 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.05 President and Chief Executive Officer. The Chief Executive Officer and the President (subject to the direction of the Chief Executive Officer, if a different person), shall have supervision of the affairs of the Corporation, subject to the policies and direction of the Board, and each shall be an ex-officio member of all committees of the Corporation except the Audit Committee.

     4.06 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. One of the Vice Presidents, who shall be designated by the Board of Directors, shall perform the duties of the President in his absence or his inability to act.


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     4.07 Treasurer.  The Treasurer of this Corporation shall be responsible for all assets and documents of this Corporation and shall keep proper records of all the transactions of the Corporation.

     4.08 Secretary. The Secretary of the Corporation shall be responsible for the minutes of each meeting of the directors or shareholders. The minutes of each meeting shall be signed by the Chairman, and be attested by the Secretary of the Board or Committee as applicable.

     4.09 Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation. Additional compensation, fixed as above provided, may be paid to any officers or employees for any year or years, based upon the success of the operations of the Corporation during such year.

                     Section 5. INDEMNIFICATION OF DIRECTORS
                                  AND OFFICERS

     5.01 Indemnification.

          (a) The Corporation shall indemnify each corporate agent against all expenses and liabilities in connection with any proceeding involving the corporate agent by reason of such person being or having been a corporate agent, to the fullest extent permissible by law.


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          (b) As used herein, the term "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation, or of any constituent enterprise absorbed by the Corporation in a consolidation or merger, and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the
     Corporation,   or  of  any  such  constituent  corporation,  or  the  legal representative of any such person.

          (c) As used herein, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     5.02 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

                     Section 6. SHARE CERTIFICATES; TRANSFER

     6.01 Share Certificates. Share certificates shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.


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     6.02  Transfer  of Shares.  Transfer of share  certificates  and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificates.

     6.03 Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain a Transfer Agent designated by the Board, where the shares of the Corporation shall be transferable, and also a Registrar designated by the Board, where such shares shall be registered; and the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates.

     6.04 Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.


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                              Section 7. AMENDMENTS

     Any or all of the provisions of these Bylaws, whether contractual in nature or merely regulatory of the internal affairs of the Corporation, may be amended or repealed (a) except as otherwise provided in the New Jersey Business Corporation Act, by a majority vote of the members of the Board of Directors, or
(b) by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting duly convened after notice of such purpose to the directors or shareholders, as the case may be. No amendment to Section 5 of these Bylaws shall affect the right of any corporate agent to indemnification pursuant thereto with respect to proceedings relating to actions, events or circumstances occurring prior to such amendment.

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